Exhibit 99.3

Consolidated Balance Sheets
(dollars in millions)

	6/30/2017	3/31/2017	6/30/2016
Assets
Loans	$86,503	$86,125	$62,098
Loans held for sale	1,743	1,384	442
Securities available for sale	18,024	18,431	14,552
Held-to-maturity securities	10,638	10,186	4,832
Trading account assets	1,081	921	965
Short-term investments	2,522	2,525	6,599
Other investments	732	689	577
Total earning assets	121,243	120,261	90,065
Allowance for loan and lease losses	(870)	(870)	(854)
Cash and due from banks	601	677	496
Premises and equipment	919	935	742
Operating lease assets	691	563	399
Goodwill	2,464	2,427	1,060
Other intangible assets	435	362	50
Corporate-owned life insurance	4,100	4,087	3,568
Derivative assets	636	578	1,234
Accrued income and other assets	4,147	4,064	2,673
Discontinued assets	1,458	1,520	1,717
Total assets	$135,824	$134,476	$101,150

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$53,342	$55,095	$40,195
Savings deposits	7,056	6,306	2,355
Certificates of deposit ($100,000 or more)	6,286	5,859	3,381
Other time deposits	4,605	4,694	3,267
Total interest-bearing deposits	71,289	71,954	49,198
Noninterest-bearing deposits	31,532	32,028	26,127
Total deposits	102,821	103,982	75,325
Federal funds purchased and securities sold under repurchase agreements	1,780	442	360
Bank notes and other short-term borrowings	924	943	687
Derivative liabilities	308	255	746
Accrued expense and other liabilities	1,475	1,552	1,326
Long-term debt	13,261	12,324	11,388
Total liabilities	120,569	119,498	89,832

Equity
Preferred stock	1,025	1,025	290
Common shares	1,257	1,257	1,017
Capital surplus	6,310	6,287	3,835
Retained earnings	9,878	9,584	9,166
Treasury stock, at cost	(2,711)	(2,623)	(2,881)
Accumulated other comprehensive income (loss)	(506)	(554)	(114)
Key shareholders’ equity	15,253	14,976	11,313
Noncontrolling interests	2	2	5
Total equity	15,255	14,978	11,318
Total liabilities and equity	$135,824	$134,476	$101,150

Common shares outstanding (000)	1,092,739	1,097,479	842,703

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended			Six months ended
	6/30/2017	3/31/2017	6/30/2016	6/30/2017	6/30/2016
Interest income
Loans	$948	$877	$567	$1,825	$1,129
Loans held for sale	9	13	5	22	13
Securities available for sale	90	95	74	185	149
Held-to-maturity securities	55	51	24	106	48
Trading account assets	7	7	6	14	13
Short-term investments	5	3	6	8	10
Other investments	3	4	2	7	5
Total interest income	1,117	1,050	684	2,167	1,367

Interest expense
Deposits	66	58	34	124	65
Federal funds purchased and securities sold under repurchase agreements	—	1	—	1	—
Bank notes and other short-term borrowings	4	5	3	9	5
Long-term debt	74	68	50	142	96
Total interest expense	144	132	87	276	166

Net interest income	973	918	597	1,891	1,201
Provision for credit losses	66	63	52	129	141
Net interest income after provision for credit losses	907	855	545	1,762	1,060

Noninterest income
Trust and investment services income	134	135	110	269	219
Investment banking and debt placement fees	135	127	98	262	169
Service charges on deposit accounts	90	87	68	177	133
Operating lease income and other leasing gains	30	23	18	53	35
Corporate services income	55	54	53	109	103
Cards and payments income	70	65	52	135	98
Corporate-owned life insurance income	33	30	28	63	56
Consumer mortgage income	6	6	3	12	5
Mortgage servicing fees	15	18	10	33	22
Net gains (losses) from principal investing	—	1	11	1	11
Other income (a)	85	31	22	116	53
Total noninterest income	653	577	473	1,230	#REF!

Noninterest expense
Personnel	551	556	427	1,107	831
Net occupancy	78	87	59	165	120
Computer processing	55	60	45	115	88
Business services and professional fees	45	46	40	91	81
Equipment	27	27	21	54	42
Operating lease expense	21	19	14	40	27
Marketing	30	21	22	51	34
FDIC assessment	21	20	8	41	17
Intangible asset amortization	22	22	7	44	15
OREO expense, net	3	2	2	5	3
Other expense	142	153	106	295	196
Total noninterest expense	995	1,013	751	2,008	2,840
Income (loss) from continuing operations before income taxes	565	419	267	984	510
Income taxes	158	94	69	252	125
Income (loss) from continuing operations	407	325	198	732	919
Income (loss) from discontinued operations, net of taxes	5	—	3	5	4
Net income (loss)	412	325	201	737	920
Less: Net income (loss) attributable to noncontrolling interests	—	1	(1)	1	(1)
Net income (loss) attributable to Key	$412	$324	$202	$736	$916

Income (loss) from continuing operations attributable to Key common shareholders	$393	$296	$193	$689	$375
Net income (loss) attributable to Key common shareholders	398	296	196	694	379

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.36	$.28	$.23	$.64	$.45
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.37	.28	.23	.64	.45

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.36	$.27	$.23	$.63	$.44
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.36	.27	.23	.63	.45

Cash dividends declared per common share	$.095	$.085	$.085	$.18	$.16

Weighted-average common shares outstanding (000)	1,076,203	1,068,609	831,899	1,083,486	829,640
Effect of common share options and other stock awards	16,836	17,931	7,733	15,808	7,138
Weighted-average common shares and potential common shares outstanding (000) (c)	1,093,039	1,086,540	838,496	1,099,294	844,489

(a)
For the three months ended June 30, 2017, net securities gains (losses) totaled $1 million. For the three months ended March 31, 2017, net securities gains (losses) totaled $1 million. For the three months ended June 30, 2016, net securities gains (losses) totaled less than $1 million. For the three months ended June 30, 2017, March 31, 2017, and June 30, 2016, Key did not have any impairment losses related to securities.

(b)
For the twelve months ended December 31, 2016 and December 31, 2015, net securities gains (losses) totaled less than $1 million. For the twelve months ended December 31, 2016, and December 31,2015, Key did not have any impairment losses related to securities.

(b)	Earnings per share may not foot due to rounding.
(c)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.